UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2014

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2014, Penn National Gaming, Inc. (the “Company”) entered into executive agreements (collectively, the “Executive Agreements”) with certain of the Company’s executives, including Timothy J. Wilmott, the Company’s President and Chief Executive Officer, and Jay A. Snowden, the Company’s Chief Operating Officer.

Each of the Executive Agreements has an initial term of two years, unless earlier terminated.  In the event an executive is terminated without cause (as defined in the Executive Agreements), the executive will be entitled to severance payments equal to (i) twenty-four (24) months of his annual base salary as of such date, paid in accordance with the Company’s regular payroll procedures, and (ii) 1.5 times the annual cash bonus compensation that would have been paid to such executive based on the actual performance of the Company for the calendar year in which the termination occurred, paid at the time such bonuses are paid to similarly situated executives.

If, within twelve (12) months (twenty-four (24) months in the case of Mr. Wilmott) after a change in control (as defined in the Executive Agreements), an executive is terminated without cause or resigns for good reason (as defined in the Executive Agreements), he will be entitled to receive a cash payment equal to two (2) times the sum of (i) his annual base salary and (ii) the amount of his targeted bonus compensation, each at the rate in effect at the time of the change of control or the termination date, whichever is greater.

Prior to receipt of any severance payments, the executive must execute a general release in favor of the Company and its affiliates.  The Executive Agreements also contain customary confidentiality, non-competition and non-solicitation provisions.  Each executive has agreed not to disclose or use the Company’s confidential information for a period of two (2) years following termination.  Each executive has agreed not to compete with the Company for a period of (i) twelve (12) months if the executive is terminated in a manner in which no severance is paid or (ii) twenty-four (24) months if the executive receives severance upon termination.  Each executive has agreed not to solicit or hire an executive or management level employee of the Company for a period of eighteen (18) months following termination.

The summary of the material terms of the Executive Agreements described above is qualified in its entirety by reference to each of the Executive Agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Executive Agreement dated June 13, 2014 by and between Penn National Gaming, Inc. and Timothy J. Wilmott

10.2	Executive Agreement dated June 13, 2014 by and between Penn National Gaming, Inc. and Jay A. Snowden

* * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 19, 2014	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert Ippolito
	Name:	Robert Ippolito
	Title:	Vice President, Secretary and Treasurer

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